AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, is hereby made as of August 28, 2025, between New York Life Investments Funds and New York Life Investments Funds Trust (each a “Trust” and collectively, the “Trusts”), on behalf of each series of the Trusts as set forth on Schedule A (each a “Fund” and collectively, “Funds”), and New York Life Investment Management LLC (the “Manager”) (“Agreement”).

WHEREAS, the Manager has been appointed the manager of each of the Funds pursuant to an Agreement between each Trust, on behalf of the Funds, and the Manager; and

WHEREAS, each Trust and the Manager desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Trust and the Manager hereby agree as follows:

1. The Manager hereby agrees to waive fees and/or reimburse Fund expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses), to the extent necessary to maintain Total Annual Operating Expenses specified for the class of shares of each Fund listed on Schedule A through February 28, 2026, except as provided below.

2. The waivers and/or reimbursements described in Section 1 above are not subject to recoupment by the Manager.

3. The Manager understand and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Trusts on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4. This agreement shall renew automatically for one-year terms unless the Manager provides written notice of termination prior to the start of the next term or upon approval of the Board of Trustees of the Funds.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEW YORK LIFE INVESTMENTS FUNDS TRUST

By: /s/ Jack R. Benintende
Name: Jack R. Benintende
Title: Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENTS FUNDS

By: /s/ Jack R. Benintende
Name: Jack R. Benintende
Title: Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Kirk C. Lehneis
Name: Kirk C. Lehneis
Title: Senior Managing Director

SCHEDULE A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)

ALL FUNDS

(except NYLI CBRE Global Infrastructure Fund, NYLI CBRE Real Estate Fund, NYLI Epoch Global Equity Yield Fund, NYLI Fiera SMID Growth Fund, NYLI MacKay Short Term Muni Fund, NYLI MacKay Strategic Muni Allocation Fund, NYLI MacKay U.S. Infrastructure Bond Fund, NYLI PineStone Global Equity Fund, NYLI PineStone International Equity Fund and NYLI PineStone U.S. Equity Fund) CLASS R6 SHARES

New York Life Investments has contractually agreed to waive fees and/or reimburse expenses so that Total Annual Fund Operating Expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses) of Class R6 do not exceed those of Class I.

NYLI Candriam Emerging Markets Equity Fund

Class A: 1.50%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 1.01%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI Candriam Emerging Markets Debt Fund

Class A: 1.15%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.85%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI CBRE Global Infrastructure Fund	Expense Limitation until August 31, 2026 Class A: 1.33% Class C: 2.08% Investor Class: 1.45% Class I: 0.97% Class R6: 0.95%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI CBRE Real Estate Fund	Expense Limitation until August 31, 2026 Class A: 1.18% Class C: 1.93% Investor Class: 1.35% Class I: 0.83% Class R6: 0.74%
NYLI Conservative Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLI Conservative ETF Allocation Fund	Expense Limitation until August 31, 2026 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLI Epoch Capital Growth Fund	Class A: 1.15% Class I: 0.90%
NYLI Epoch Global Equity Yield Fund	Class A: 1.09% Class C: 1.84% Class I: 0.84% Class R6: 0.74%
NYLI Epoch International Choice Fund	Class I: 0.95%
NYLI Epoch U.S. Equity Yield Fund	Class I: 0.73%
NYLI Equity Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLI Equity ETF Allocation Fund	Expense Limitation until August 31, 2026 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI Fiera SMID Growth Fund	Class A: 1.15% Class C: 2.05% Class I: 0.85% Class R6: 0.84%
NYLI Floating Rate Fund

Class A: 1.05%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI Growth Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLI Growth ETF Allocation Fund	Expense Limitation until August 31, 2026 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLI MacKay Arizona Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.74%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI MacKay California Muni Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI MacKay Colorado Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.785%
NYLI MacKay Convertible Fund	Class I: 0.61%
NYLI MacKay High Yield Muni Bond Fund

Class A: 0.875%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI MacKay New York Muni Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI MacKay Oregon Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.71%
NYLI MacKay Short Duration High Income Fund	Class A: 1.02% Class C: 1.88% Class I: 0.78% Investor Class: 1.13%
NYLI MacKay Short Term Muni Fund	Class A: 0.70% Class A2: 0.70% Class I: 0.40% Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
NYLI MacKay Strategic Bond Fund	Class I: 0.70%
NYLI MacKay Strategic Muni Allocation Fund

Expense Limitation until February 28, 2027

Class A: 0.77%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.50%

Class Z: 0.79%

NYLI MacKay Total Return Bond Fund

Class A: 0.88%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.35%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI MacKay Utah Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.90%
NYLI MacKay U.S. Infrastructure Bond Fund

Class A: 0.85%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.53%

NYLI Moderate Allocation Fund	Class A: 0.50% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
NYLI Moderate ETF Allocation Fund	Expense Limitation until August 31, 2026 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
NYLI Money Market Fund	Class A: 0.70% Class C: 0.80% Investor Class: 0.80% SIMPLE Class: 0.80%
NYLI PineStone Global Equity Fund	Class A: 1.10% Class C: 2.00% Class I: 0.85% Class R6: 0.84% Class P: 0.85%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
NYLI PineStone International Equity Fund	Expense Limitation until February 28, 2028 Class A: 1.20% Class C: 2.29% Class I: 0.85% Investor Class: 1.54% Class R6: 0.80% Class P: 0.85%
NYLI PineStone U.S. Equity Fund	Class A: 0.99% Class C: 1.89% Class I: 0.74% Class R6: 0.73% Class P: 0.74%
NYLI Short Term Bond Fund	Class A: 0.82% Class I: 0.40% Investor Class: 0.92% SIMPLE Class: 1.17%
NYLI S&P 500 Index Fund

Class A: 0.60%

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

NYLI Winslow Large Cap Growth Fund	Class I: 0.88%
NYLI WMC Growth Fund	Class I: 0.75%
NYLI WMC International Research Equity Fund	Class A: 1.18% Class I: 0.86%
NYLI WMC Value Fund	Class I: 0.70%